Exhibit 3(i)(a)

Ross Miller Secretary of State 202 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775)684-5708 Website: secretaryofstate.biz
Certificate of Change Pursuant to NRS 78.209
Use Black Ink Only - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations
1. Name of corporation:
TYPHOON TOUCH TECHNOLOGIES, INC.
2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of the shares before the change:

a.  900,000,000 shares of Common Stock with a par value of $0.001 per share; and
b.    50,000,000 shares of Preferred Stock with a par value of $0.001 per share.

4. The current number of authorized shares and the par value, if any, of each class or series, if any, of the shares before the change:

a.  27,000,000,000 shares of Common Stock with a par value of $0.001 per share; and
b.          50,000,000 shares of Preferred Stock with a par value of $0.001 per share.

4. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each share of the same class or series:

Thirty shares of common stock for every one share of common stock issued and outstanding after the effective date of the forward split.

6.  The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued.

7. Effective date of filing (optional):	07/18/08
(must not be later than 90 days after the certificate is filed)
8. Officer Signature (required):
/s/ James G. Shepard_____________	President and C.E.O.
Signature of Officer	Title
/s/ James G. Shepard_____________ James G. Shepard, President and C.E.O.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 7-1-08

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